                      [Orrick, Herrington & Sutcliffe LLP]

August 2, 2006

Capmark Mortgage Securities Inc.
200 Witmer Road
Horsham, Pennsylvania 19044-8015

Ladies and Gentlemen:

     We have advised Capmark Mortgage Securities, Inc. (the "Registrant") with respect to certain federal income tax aspects of the issuance of Mortgage
Pass-Through Certificates (the "Securities"), issuable in Series. Such advice conforms to the description of selected federal income tax consequences to holders of the Securities that appears under the heading "Federal Income Tax
Considerations" in the prospectus (the "Prospectus") and the prospectus supplement (the "Supplement") forming a part of the Registration Statement on
Form S-3 (the "Registration Statement") as filed by the Registrant with the
Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") on the date hereof, for registration of the
Securities under the Act. Such description does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, the description is accurate in all material respects.

     We adopt and confirm the statements beneath the heading "Federal Income Tax
Considerations" identified as the opinion of special United States tax counsel.
All capitalized terms used herein that are not otherwise defined have the meanings as set forth in the Prospectus.

     This opinion letter is based on the facts and circumstances set forth in the Prospectus, the Supplement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Securities as a result of changes in facts and circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. As the Registration Statement contemplates Series of Securities with numerous different characteristics, the particular characteristics of each Series of Securities must be considered in determining the applicability of this opinion to a particular Series of
Securities.

     We hereby consent to the filing of this opinion letter as an exhibit to the
Registration Statement and to the use of our name wherever appearing in the
Registration Statement and the Prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise.

                                          Very truly yours,

                                          /s/ Orrick, Herrington & Sutcliffe LLP

                                          ORRICK, HERRINGTON & SUTCLIFFE LLP